UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

PRIMCO MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54930	27-3696297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Elliott Ave., Suite 200 Seattle, WA 98121	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 455-2940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On April 28, 2015, the Registrant accepted the resignation of Danielle M. Adams, CPA of Adams Advisory, LLC (“Adams”) from her engagement to be the independent certifying accountant for the Registrant. On April 28, 2015, Adams informed the Registrant that she would not have enough time to complete the year end audit and the quarterly review. Adams did not issue any audit reports on the Registrant’s financial statements. During the term of her engagement of April 17, 2015 through the date of this report, (1) there were no disagreements with Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Adams, would have caused Adams to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(b) On May 1, 2015, the Registrant’s Board of Directors approved the engagement of Green & Company, CPAs (“Green”), as the Registrant's independent accountant effective immediately to audit the Registrant’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2014 and 2013 through the date of this report, neither the Registrant nor anyone acting on its behalf consulted with Greens regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Registrant, or the type of audit opinion that might be rendered by Green on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement with Adams or a reportable event with respect to Adams.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter dated May 1, 2015, from Danielle M. Adams, CPA to the Securities and Exchange Commission.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMCO MANAGEMENT INC.

By:	/s/ David Michery
David Michery, Chief Executive Officer

Date: May 1, 2015

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